Exhibit 107

Form S-8

(Form Type)

BiomX Inc.

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount registered(1)(2)(3)	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Fee Rate	Amount of registration fee
Equity	Common stock to be issued under the Amended and Restated Chardan Healthcare Acquisition Corp. Long-Term Incentive Plan (the “Amended Plan”)	Rule 457(c) and Rule 457(h)	5,624,687	$1.03	(4)	$5,793,427.61	$0.00014760	$855.11
	Common stock to be issued under the 2019 Plan pursuant to granted options	Rule 457(h)	1,567,795	$3.63	(5)(6)	$5,691,095.85	$0.00014760	$840.01

Total Offering Amounts						$11,484,523.5		-
Total Fee Offsets								-
Net Fee Due								$1,695.12

(1)	Represents shares of common stock, par value $0.0001 per share, or Common Stock, of BiomX Inc., issuable under the Amended Plan.

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers an indeterminate number of additional shares of Common Stock that may be issued under the 2019 Plan to prevent dilution resulting from a share split, reverse share split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Registrant.

(3)	Number of shares of Common Stock following the one-for-ten (1:10) reverse stock split of the Company’s shares of Common Stock effected by the Company on August 26, 2024 (the “Reverse Split”).

(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act, based upon the average of the high and low prices of the Common Stock, as reported on the NYSE American on September 11, 2024.

(5)	Computed in accordance with Rule 457(h), solely for the purpose of calculating the registration fee, based on the exercise price for outstanding stock options granted pursuant to the Amended Plan.

(6)	Price per Common Stock following the Reverse Split.